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                                                                    Exhibit 99.2

Internet Security Systems, Inc.
Supplemental Financial and Other Information




                                                Q1 2003        Q4 2002        Q1 2002
                                               --------       --------       --------
Revenue by theater
        America                                      71%            72%            72%
        EMEA                                         17%            18%            14%
        KK                                           12%            10%            14%

Top 25 license deals- average size             $400,000       $343,000       $278,000

Direct/Channel mix for license revenues
        Direct                                       38%            51%            47%
        Channel                                      62%            49%            52%

Subscription revenue (% of total revenue)
        Maintenance                                  31%            27%            25%
        MSS                                          10%             9%             6%
        Term licenses                                 5%             5%             4%


Book to Bill Ratio (a)                              1.7            1.3            1.6

DSO (b)                                              78             77             78



(a) Book to Bill Ratio is (1) the monthly monitoring fee amount for contracts signed during the quarter to (2) the monthly monitoring fee amount of devices that were turned on (or monitoring began) during the quarter.

(b) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.